                                                                   Exhibit 10.11


                            INDEMNIFICATION AGREEMENT

         This INDEMNIFICATION AGREEMENT, dated as of February 13th, 1996, by and among ROBERT DAVID GRUSIN, LAWRENCE L. ROSEN, JONATHAN V. DIAMOND, JEROLD L. ROSEN, CHRISTOPHER L. BELL and MARY KAY FLETCHER (collectively, the "Shareholders") and N2K INC., a Pennsylvania corporation formerly known as Telebase Systems, Inc. ("Telebase").

         WHEREAS, N2K Inc., a New York corporation ("N2K"), and Telebase have entered into a Merger Agreement, dated as of January 31, 1996 (the "Merger Agreement"); and

         WHEREAS, the execution of this Agreement is a closing condition under the Merger Agreement;

         WHEREAS, the Shareholders collectively own all of the assets and outstanding capital stock by N2K;

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties agree as follows:

         SECTION 1. INDEMNIFICATION BY THE SHAREHOLDERS. The Shareholders hereby jointly and severally agree to indemnify and hold Telebase harmless against and from any and all liabilities, losses, claims, damages or expenses, including without limitation reasonable attorneys' fees, arising from or in connection with:

                  (a) The breach of any warranty, the failure or misstatement of any representation, or the failure to fulfill any covenant or agreement made by N2K in the Merger Agreement or in any certificate, schedule, document or other instrument furnished by N2K or any representative thereof under or in connection with he Merger Agreement or the transactions contemplated therein;

                  (b) Any and all claims, suits, actions or proceedings for brokerage or other commissions by reason of any claim by any person in whatever capacity claiming to have been engaged by or on behalf of N2K, or any affiliate or subsidiary thereof, or with whom N2K, or any affiliate or subsidiary thereof, is claimed to have made an agreement for compensation relative to the Merger Agreement or to the transactions contemplated thereby.

                  (c) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses (including without limitation reasonable attorneys' fees) incident to any of the foregoing.

         SECTION 2. PROCEDURE FOR INDEMNIFICATION BY THE
                    SHAREHOLDERS.

              (a) If any claim for indemnification is made by Telebase under
Section 1, Telebase shall send the Shareholders a notice setting forth the amount claimed and the basis for such claim.

              (b) If the facts giving rise to the claim for indemnification shall involve any actual or threatened claim or demand by any third party against Telebase or by Telebase against any third party, Telebase shall defend or prosecute such claim at the Shareholders' expense and through counsel of Telebase's choosing.

              (c) The Shareholders shall cooperate in the defense or prosecution of any such claim or defense and furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested in connection therewith. The Shareholders shall be entitled to participate in the defense of any such claim, demand or litigation at their expense and through counsel of their own choosing, and Telebase shall cooperate in such defense to the same extent as the Shareholders are obligated to cooperate under this subparagraph (c).

              (d) Telebase may not settle any claim, demand or litigation which could result in liability of the Shareholders under this Agreement unless the Shareholders have consented to such settlement in writing.

         SECTION 3. MANNER OF INDEMNIFICATION. All indemnification by the Shareholders hereunder shall be effected solely by return to Telebase of all or a portion of the escrowed shares (the "Escrowed Shares") in accordance with the Escrow Agreement as described in Section 7 hereof. Telebase shall have no additional or separate rights against the Shareholders other than as set forth in this Agreement.

         SECTION 4. INDEMNIFICATION BY TELEBASE. Telebase hereby agrees to indemnify and hold harmless the Shareholders and their heirs, successors or assigns from any liabilities, losses, claims, damages or expenses, including without limitations reasonable attorneys' fees, arising from or in connection with:

              (a) The breach of any warranty, the failure or misstatement of any representation, or the failure to fulfill any covenant or agreement made by Telebase in the Merger Agreement or in any certificate, schedule, document or other instrument furnished or to be furnished by Telebase or any representative thereof under or in connection with the Merger Agreement or the transactions contemplated therein;

              (b) Any and all claims, suits, actions or proceedings for brokerage or other commissions by reason of any claim by any Person in whatever capacity claiming to have been engaged by or on behalf of Telebase, or any affiliate or subsidiary thereof, or with whom Telebase, or any affiliate or subsidiary thereof, is claimed to have made an agreement for compensation relative to the Merger Agreement or the transactions contemplated thereby; and

              (c) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses (including without limitation reasonable attorneys' fees) incident to any of the foregoing.

         SECTION 5. PROCEDURE FOR INDEMNIFICATION BY TELEBASE.

              (a) If any claim for indemnification is made by any Shareholder or Shareholders under Section 4, such Shareholder or Shareholders shall send Telebase a notice setting forth the amount claimed and the basis for such claim.

              (b) If the facts giving rise to the claim for indemnification shall involve any actual or threatened claim or demand by any third party against any Shareholder or Shareholders, or by any Shareholder or Shareholders against any third party, such Shareholder or Shareholders shall defend or prosecute such claim in the name of such Shareholder or Shareholders at Telebase's expense and through counsel of such Shareholder's or Shareholders' choosing.

              (c) Telebase shall cooperate in the defense or prosecution of any such claim or defense and furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested in connection therewith. Telebase shall be entitled to participate in the defense of any such claim, demand or litigation at its expense and through counsel of its own choosing, and the Shareholders shall cooperate in such defense to a same extent as Telebase is obligated to cooperate under this subparagraph (c).

              (d) The Shareholders may not settle any claim, demand or litigation which could result in liability of Telebase under these indemnity provisions unless Telebase has consented to such settlement in writing.

         SECTION 6. MANNER OF INDEMNIFICATION. All indemnification by Telebase hereunder shall be effected by the issuance by Telebase to the applicable Shareholders of up to an aggregate of 1,250,000 shares of Common Stock, par value $0.001 per share ("Common Stock"), of Telebase at a value of $.80 per share (the air market value of such stock as of the date hereof) in proportion to each Shareholder's ownership interest in Telebase at the Effective Time of the Merger. For example, a claim by any Shareholder for $160,000 would result in such Shareholder receiving an additional 200,000 shares of Common Stock in addition to the shares received by them at the Effective Time.

         SECTION 7. SECURITY FOR PERFORMANCE; ESCROW AGREEMENT. All indemnification by the Shareholders hereunder shall be effected by the delivery by the Shareholders to Telebase of up to an aggregate of 1,250,000 shares of Common Stock at a value of $.80 per share (the fair market value of such stock as of the date hereof) in proportion to the number of Shares of Common Stock received by each of them as part of the Merger Consideration.

         SECTION 8. LIMITATIONS ON INDEMNIFICATION.

              (a) The Shareholders shall not be obligated to pay any amounts for indemnification to Telebase under Section 1 until the aggregate amounts for indemnification for any such claims under Section 1 equal $50,000, where upon the Shareholders shall be obligated to pay all such amounts for indemnification, including the first $50,000, pursuant to the terms of the Escrow Agreement.

              (b) Telebase shall not be obligated to pay any amounts for indemnification to the Shareholders under Section 4 until the aggregate amounts for indemnification for any such claims under Section 4 equal $50,000, whereupon Telebase shall be obligated to pay all such amounts for indemnification, including the first $50,000, pursuant to Section 6 hereof.

         SECTION 9. LIMITATION OF RIGHTS. The rights and remedies contained in this Agreement shall be the sole and exclusive rights of Telebase and of Shareholder against each other with respect to the liabilities set forth in Sections 1 and 4, respectively, hereof. All claims for indemnification made by the Shareholders against Telebase pursuant to Section 4 hereof and all claims for indemnification made by Telebase against the Shareholders pursuant to
Section 1 hereof must be made prior to the earlier to occur of (i) one (1) year from the Effective Time and (ii) the consummation of an Initial Public Offering by Telebase (the "Cut-Off Time"). Any claims made by any of the parties hereto after the Cut-Off Time shall not be entitled to the rights and benefits of this Agreement. Telebase agrees that, subject to the terms of the Escrow Agreement, if no claims have been made by Telebase for indemnification pursuant to Section 1 hereof on or prior to the Cut-Off Date, the Escrowed Shares promptly shall be returned to the Shareholders.

              SECTION 10. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York, without regard to conflict of laws principles.

              SECTION 11. COUNTERPARTS. This Agreement may be executed pursuant to one or more counterparts each of which shall be deemed an original and a part hereof.

              SECTION 12. DEFINED TERMS. All capitalized terms not otherwise defined herein shall have the meaning set forth in the Merger Agreement.

         IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first set forth above.


                                          _____________________________________
                                          Robert David Grusin

                                          _____________________________________
                                          Lawrence L. Rosen

                                          _____________________________________
                                          Jonathan V. Diamond

                                          _____________________________________
                                          Jerold L. Rosen

                                          _____________________________________
                                          Christopher L. Bell

                                          _____________________________________
                                          Mary Kay Fletcher


                                          N2K INC.

                                          _____________________________________
                                          Bruce Johnson, Vice President